Exhibit 4.5

File No.:

Retention Period:

Letter of Investment Commission, Ministry of Economic Affairs

[English Translation]

Address: 8F, No. 7, Sec. 1, Roosevelt Rd., Taipei City

Fax: (02) 23964748

Recipient: Mr. Kang, Wen-Yen, Attorney-at-Law, attorney-in-fact of Himax Technologies Limited (Cayman)

Issue Date: August 30, 2005

Issuance No.: Ching-Shen-(1)-Zi No. 094016390

Level: General

Classification Level and Conditions to Declassify: General

Attachment: (blank)

Subject: (No.: Wai-17930) Re. Your application for acquiring all of the shares of a domestic enterprise, Himax Technologies, Inc.

( ), by issuing new capital shares in exchange for all of such shares

Illustration:

1.	This Letter is issued in response to the Application Form dated 17 June 2005, Amendment Letter (94-Kuo-Chi-Zi No. 0656) dated 28 June 2005, Amendment Letter (94-Kuo-Chi-Zi No.0706) dated 4 July 2005, Amendment Letter (94-Kuo-Chi-Zi No. 7164) dated 22 July 2005, and Amendment Letter (94-Kuo-Chi-Zi No. 08020) dated 8 August 2005.

2.	It is hereby determined that:

(1)	your application for acquiring all 180,769,265 shares (par value per share: NT$10) of the invested enterprise, Himax Technologies, Inc., by issuing 180,769,265 new capital shares (par value per share: US$0.0001) in exchange for such shares (1 share of Himax Technologies, Inc. is in exchange for 1 share of Himax Technologies Limited (Cayman)) is approved; however, the plan shall be implemented pursuant to the applicable provisions of the Business Mergers and Acquisitions Law, the Fair Trade Law, and the Company Law;

(2)	after the completion of the share exchange, the number of shares of Himax Technologies, Inc. hold by the investor, Himax Technologies Limited (Cayman), shall be 180,769,265 shares;

(3)	the share exchange shall be implemented pursuant to the provisions of the Company Law and other applicable laws and regulations; in addition, the change in the shareholding of the person(s) serving as director(s) or supervisor(s) shall also be proceeded in accordance with the relevant provisions of the Company Law;

(4)	the invested enterprise shall actually execute the following as its Business Plan states: purchasing 3 hectares of land in connection with the construction of its new headquarter in Tainan, Taiwan, increasing the number of employees to 430 employees, 475 employees and 520 employees by the end of 2005, 2006 and 2007, respectively, and investing no less than NT$800 million (US$24.1 million), NT$900 million (US$27.1 million) and NT$1.0 billion (US$30.1 million) for research and development in Taiwan in 2005, 2006 and 2007, respectively; the investing enterprise shall supervise the execution of the plan and shall submit to this Commission the invested enterprise’s annual financial statements audited by a certified public accountant and other relevant supporting documents in connection with the fulfillment of the above-mentioned conditions within 4 months after the end of each of 2005, 2006 and 2007;

(5)	the approval relating to the original investments of Arch Finance Limited (BVI), Sanfair Asia Investments Ltd. (BVI), Korean Park, Sheng-Chu, Malaysian Liang, Han-Yuan and Japanese Koosachi Huruhashi shall be cancelled after the share exchange; as for other foreigners or overseas Chinese investors who have not apply for cancellation, the investing enterprise shall notify them to apply for cancellation of their investments to this Commission;

3.	Other Notices:

(1)	The contemplated share exchange shall be implemented firmly pursuant to the above-mentioned Illustration 2(4);

(2)	After the record date of the share exchange, the investor shall apply for verification of investment to this Commission by submitting the application form for verification of investment (the actual number of shares hold by the investor shall be specified therein), declaration for the completion of the share exchange by the investing enterprise or other relevant copies of proof;

(3)	Should the investor desire to transfer the investment, the transferor and the transferee shall jointly apply to this Commission for approval prior to the transfer.

Original copies to: Mr. Kang, Wen-Yen, Attorney-at-Law, attorney-in-fact of Himax Technologies Limited (Cayman) and Mr. Jordan Wu, attorney-in-fact of Arch Finance Limited (BVI) etc.

Copies to: Securities and Futures Bureau of Financial Supervisory Commission, Council for Economic Planning and Development, Foreign Exchange Bureau of Central Bank of China, Taxation Agency of Ministry of Finance, Civil Service of Department of Commerce of Ministry of Economic Affairs, and the 4th division of this Commission

Chairman of the Council Shin, Yen-Hsiang (seal)

File No.:

Retention Period:

Letter of Investment Commission, Ministry of Economic Affairs

[English Translation]

Address: 8F, No. 7, Sec. 1, Roosevelt Rd., Taipei City

Fax: (02) 23964748

Recipient: Mr. Jordan Wu, attorney-in-fact of Arch Finance Limited (BVI)

Issue Date: August 30, 2005

Issuance No.: Ching-Shen-(1)-Zi No. 094016390

Level: General

Classification Level and Conditions to Declassify: General

Attachment: (blank)

Subject: (No.: Wai-17930) Re. Your application for acquiring all of the shares of a domestic enterprise, Himax Technologies, Inc.

( ), by issuing new capital shares in exchange for all of such shares

Illustration:

1.	This Letter is issued in response to the Application Form dated 17 June 2005, Amendment Letter (94-Kuo-Chi-Zi No. 0656) dated 28 June 2005, Amendment Letter (94-Kuo-Chi-Zi No.0706) dated 4 July 2005, Amendment Letter (94-Kuo-Chi-Zi No. 7164) dated 22 July 2005, and Amendment Letter (94-Kuo-Chi-Zi No. 08020) dated 8 August 2005.

2.	It is hereby determined that:

(1)	your application for acquiring all 180,769,265 shares (par value per share: NT$10) of the invested enterprise, Himax Technologies, Inc., by issuing 180,769,265 new capital shares (par value per share: US$0.0001) in exchange for such shares (1 share of Himax Technologies, Inc. is in exchange for 1 share of Himax Technologies Limited (Cayman)) is approved; however, the plan shall be implemented pursuant to the applicable provisions of the Business Mergers and Acquisitions Law, the Fair Trade Law, and the Company Law;

(2)	after the completion of the share exchange, the number of shares of Himax Technologies, Inc. hold by the investor, Himax Technologies Limited (Cayman), shall be 180,769,265 shares;

(3)	the share exchange shall be implemented pursuant to the provisions of the Company Law and other applicable laws and regulations; in addition, the change in the shareholding of the person(s) serving as director(s) or supervisor(s) shall also be proceeded in accordance with the relevant provisions of the Company Law;

(4)	the invested enterprise shall actually execute the following as its Business Plan states: purchasing 3 hectares of land in connection with the construction of its new headquarter in Tainan, Taiwan, increasing the number of employees to 430 employees, 475 employees and 520 employees by the end of 2005, 2006 and 2007, respectively, and investing no less than NT$800 million (US$24.1 million), NT$900 million (US$27.1 million) and NT$1.0 billion (US$30.1 million) for research and development in Taiwan in 2005, 2006 and 2007, respectively; the investing enterprise shall supervise the execution of the plan and shall submit to this Commission the invested enterprise’s annual financial statements audited by a certified public accountant and other relevant supporting documents in connection with the fulfillment of the above-mentioned conditions within 4 months after the end of each of 2005, 2006 and 2007;

(5)	the approval relating to the original investments of Arch Finance Limited (BVI), Sanfair Asia Investments Ltd. (BVI), Korean Park, Sheng-Chu, Malaysian Liang, Han-Yuan and Japanese Koosachi Huruhashi shall be cancelled after the share exchange; as for other foreigners or overseas Chinese investors who have not apply for cancellation, the investing enterprise shall notify them to apply for cancellation of their investments to this Commission;

3.	Other Notices:

(1)	The contemplated share exchange shall be implemented firmly pursuant to the above-mentioned Illustration 2(4);

(2)	After the record date of the share exchange, the investor shall apply for verification of investment to this Commission by submitting the application form for investment verification of investment (the actual number of shares hold by the investor shall be specified therein), declaration for the completion of the share exchange by the investing enterprise or other relevant copies of proof;

(3)	Should the investor desire to transfer the investment, the transferor and the transferee shall jointly apply to this Commission for approval prior to the transfer.

Original copies to: Mr. Kang, Wen-Yen, Attorney-at-Law, attorney-in-fact of Himax Technologies Limited (Cayman) and Mr. Jordan Wu, attorney-in-fact of Arch Finance Limited (BVI) etc.

Copies to: Securities and Futures Bureau of Financial Supervisory Commission, Council for Economic Planning and Development, Foreign Exchange Bureau of Central Bank of China, Taxation Agency of Ministry of Finance, Civil Service of Department of Commerce of Ministry of Economic Affairs, and the 4th division of this Commission

Chairman of the Council Shin, Yen-Hsiang (seal)